U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2005

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: FD REGULATION DISCLOSURE

FOR IMMEDIATE RELEASE

Thursday, August 25, 2005

Source: Photonic Products Group, Inc.

T. LENAGH AND D. LEHRFELD RE-ELECTED

DIRECTORS AT PPGI ANNUAL MEETING;

PASSING OF DIRECTOR J. FRANK WIEDEMAN NOTED

NORTHVALE, N.J., August 25 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) today reported that at its annual meeting held on Monday, August 22 its shareholders approved the re-election of board members Thomas Lenagh and Daniel Lehrfeld to three year terms.

At its Board meeting that followed the annual meeting, the Board took time to remember one of its own: director J. Frank Wiedeman who passed away suddenly on August 6.

In remembering Frank Wiedeman, Chairman of the Board John Rich, stated, “Frank was an experienced portfolio manager and businessman, and a rare gentleman. He was committed to PPGI’s future and was dedicated to its shareholders and stakeholders. He will be missed on both the personal and professional level.”

Dan Lehrfeld, President and CEO of PPGI added, “Speaking for myself and our executive team, we viewed Frank as a mentor and individual who cared deeply about the future of PPGI. His positive outlook, continual encouragement, constructive feedback, and suggestions all added up to a person with whom one enjoyed being involved professionally. Everyone at PPGI extends heartfelt condolences to his wife Timmy and their family. In remembrance of Frank, we have decided to name the Company’s board room, the J. Frank Wiedeman Conference and Board Room and will so dedicate it in the near future.”

Mr. Rich continued, “Frank was chair of our board’s nominating committee. I have accepted that committee’s leadership in an “acting” capacity, and our committee has begun a search for a director to fill the vacancy left by Frank’s untimely passing.”

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ business specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the

Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “will”, “plan”, “targeting” or similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.